UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2025
______________________
State Street Corporation
(Exact name of Registrant as Specified in its Charter)
____________________

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street
Boston	Massachusetts	02114
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on May 14, 2025, 254,839,731 shares of State Street’s common stock were represented in person or by proxy. This represented approximately 88.30% of the 288,590,984 shares of State Street’s common stock outstanding as of the close of business on March 14, 2025, the record date for the Annual Meeting. The following matters were voted on at the meeting:
•the election of eleven director nominees;
•the approval of an advisory proposal on executive compensation;
•the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2025;
•a shareholder proposal requesting the adoption of a policy and amendment to the by-laws requiring the Chair of the Board be an independent member of the Board in the next CEO transition; and
•a shareholder proposal requesting a report disclosing whether and how State Street addresses transition of workers and fairness to communities in its transition finance strategy.
The shareholders voted: to elect the eleven director nominees; to approve the advisory proposal on executive compensation; to ratify the selection of the independent registered public accounting firm; and against the two shareholder proposals.
The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes

Marie A. Chandoha	235,004,263	844,313	299,594	18,691,561
DonnaLee A. DeMaio	235,005,498	851,057	291,615	18,691,561
Amelia C. Fawcett	229,117,483	6,605,789	424,898	18,691,561
William C. Freda	233,065,622	2,786,936	295,612	18,691,561
Patricia M. Halliday	235,391,775	461,306	295,089	18,691,561
Sara Mathew	227,448,002	8,404,681	295,487	18,691,561
William L. Meaney	231,690,067	4,160,329	297,774	18,691,561
Ronald P. O'Hanley	224,226,446	11,620,109	301,615	18,691,561
Sean O' Sullivan	235,395,667	454,075	298,428	18,691,561
Julio A. Portalatin	234,299,055	1,554,177	294,938	18,691,561
John B. Rhea	235,165,317	779,181	203,672	18,691,561

Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
217,749,923	17,561,319	836,928*	18,691,561
92.5%	7.5%	*	*

Proposal 3 - Ratification of the Selection of Ernst & Young LLP as State Street’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025

For	Against	Abstain	Broker Non-Votes
235,222,539	19,465,795	151,397*	**
92.4%	7.6%	*	**

Proposal 4 – Shareholder Proposal Requesting the Adoption of a Policy and Amendment to the By-Laws Requiring the Chair of the Board to be an Independent Member of the Board in the next CEO transition

For	Against	Abstain	Broker Non-Votes
60,797,613	174,893,391	457,166*	18,691,561
25.8%	74.2%	*	*

Proposal 5 – Shareholder Proposal Requesting a Report Disclosing Whether and How the Company Addresses Transition of Workers and Fairness to Communities in its Transition Finance Strategy

For	Against	Abstain	Broker Non-Votes
27,927,048	204,982,581	3,238,541*	18,691,561
12.0%	88.0%	*	*

* Not counted as votes cast
** Not applicable

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ Mark Shelton
		Name:	Mark Shelton
		Title:	Executive Vice President, General Counsel and Secretary
Date:	May 19, 2025